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                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:


[ ]  Preliminary information statement  [ ]  Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive information statement


                       Zanart Entertainment Incorporated

                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[X]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:


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                       ZANART ENTERTAINMENT INCORPORATED
                           3333 WEST COMMERCIAL BLVD.
                                   SUITE 105
                         FORT LAUDERDALE, FLORIDA 33309

                             INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                         REQUESTED NOT TO SEND A PROXY


     This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and transmitted on or about September 13, 1996 to the holders of record on September 12, 1996 (the "Record Date") of shares of common stock, par value $.0001 per share (the "Common Stock"), of Zanart Entertainment Incorporated, a Florida corporation (the "Company"). This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the following action which is being submitted to the Company's shareholders for approval by written consent in lieu of a meeting pursuant to the Florida Business Corporation Act to approve an amendment to the Company's Articles of Incorporation to change the Company's corporate name to "Continucare Corporation".

                               VOTING SECURITIES

     This Information Statement is being mailed on or about September 13, 1996 to all shareholders of record as of the Record Date.

     As of the Record Date, there were issued and outstanding 11,202,983 shares of Common Stock, the only class of voting securities of the Company. Each share of Common Stock entitles its holder to one vote.






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         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by (i) each shareholder of the Company who is a beneficial owner of more than 5% of the Company's outstanding Common Stock; (ii) each person who is a director of the Company; (iii) each person who is an executive officer of the Company; and (iv) all directors and executive offices of the Company as a group.

   NAME & ADDRESS       AMOUNT & NATURE OF      PERCENT OF
OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP(1)  COMMON STOCK
-------------------- ------------------------- ------------
Charles M. Fernandez         1,666,667            14.3%
Arthur Goldberg              1,000,000             8.6%
Dr. Phillip Frost          1,533,333(2)           13.2%
Michael C. Piercey               0                  0
Richard B. Frost              355,000              3.0%
Mark J. Hanna                 350,000              3.0%
Frost Nevada Limited
 Partnership               1,533,333(2)           13.2%
Douglas Miller               1,666,667            14.3%
Barry Goldstein              1,666,667            14.3%
All directors and executive
 officers as a group
 (6 persons)                 7,533,334            64.7%

(1) For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(2) All of the shares owned of record by Frost Nevada Limited Partnership are owned beneficially by Dr. Phillip Frost.





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                     CHANGE IN CONTROL AND LINE OF BUSINESS

     On August 9, 1996, the Company signed a definitive Agreement and Plan of Merger (the "Merger Agreement") with Zanart Subsidiary, Inc. ("ZSI"), a wholly-owned subsidiary of the Company, and Continucare Corporation, a Florida corporation ("Continucare"). The Merger Agreement provides for the merger of ZSI with and into Continucare. Upon the consummation of the Merger which occurred on September 11, 1996 (the "Closing Date") and pursuant to the terms of the Merger Agreement, (i) each issued and outstanding share of common stock of Continucare converted into one share of common stock of the Company, the separate existence of ZSI terminated and Continucare became a wholly-owned subsidiary of the Company, (ii) the Company has agreed to sell or otherwise dispose of its assets (other than cash) and discharge all liabilities relating to the Company's existing licensing business and (iii) the Company's Board of Directors and management became comprised of designees of Continucare. See the "Security Ownership of Certain Beneficial Owners and Management" table set forth above for certain information concerning the ownership of the new management, directors and 5% holders of the Company subsequent to the aforementioned description of the Company's change in control. The following individuals no longer serve the Company in either an executive management or directorial capacity: Thomas Zotos, Robert A. Stein, Steve Adelman, Jacqueline Simkin and Todd Slayton.

                            CHANGE OF CORPORATE NAME

     The Board of Directors of the Company has unanimously adopted a resolution setting forth an amendment to Article I of the Company's Articles of Incorporation. Once approved by a majority of the Company's shareholders, the amendment will be effective when filed with the Department of State of Florida and will amend Article I of the Company's Articles of Incorporation to read as follows:

     "The name of the corporation shall be Continucare Corporation (the "Corporation")".

This proposed name change reflects the above-described change in control and change in line of business of the Company.

     Upon shareholder approval of the change in Company name, the trading symbols for the Common Stock on the American Stock Exchange will not be changed. Stock certificates representing the Company's Common Stock issued prior to the effective date of the change in corporate name to "Continucare Corporation" will continue to represent the same number of shares, remain authentic and will not be required to be returned to the Company or its transfer agent for reissuance. New stock certificates issued upon transfer of shares of Common Stock after the name change will bear the name "Continucare Corporation". Delivery of existing stock certificates will continue to be accepted in a sale transaction made by a shareholder after the corporate name is changed.

     The Company's cost of effecting the name change will not be material. The public announcement of the change of the corporate name will consist principally of announcements placed in the business and financial press.


     The affirmative vote of the holders of a majority of the shares of Common Stock in the form of a written consent will be required for approval of the change of the Company's corporate name to "Continucare Corporation".




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